Exhibit 10.22

关于股东信息披露及证监会离职人员核查事项之
专项承诺函
Special Commitment Letter for Disclosure of Shareholders’ Information and Verification of Retired Personnel of CSRC

鉴于北京通美晶体技术股份有限公司（以下简称“公司”或“北京通美”）申请首次公开发行股票并在科创板上市（以下简称“本次发行上市”），根据中国证监会《监管规则适用指引—关于申请首发上市企业股东信息披露》《监管规则适用指引——发行类第2号》以及上海证券交易所的相关规定，本企业作为北京通美的股东，特此作出如下声明和承诺：

Given that Beijing Tongmei Xtal Technology Co., Ltd. (hereinafter referred to as "the Company" or "Beijing Tongmei") applied for initial public offering of shares and listing in the science and technology innovation board (hereinafter referred to as "This Offering and Listing"), in accordance with the Guidelines for the Application of Regulatory Rules - Disclosure of Information on Shareholders of Enterprises Applying for Initial Public Offerings  and Guidelines for the Application of Regulatory Rules - Offering No. 2 issued by China Securities Regulatory Commission and the relevant regulations of the Shanghai Stock Exchange, the Company, as a shareholder of Beijing Tongmei, hereby makes the following statement and commitment:

一、关于股份代持。本企业持有北京通美的股份系本企业真实持有，权属清晰，持股至今不存在委托持股、信托持股或其他特殊安排情形。

I. Shares held by agency. The shares held by the Company in Beijing Tongmei are truly held by the Company, and the ownership is clear. So far, there is no entrusted shareholding, trust shareholding or other special arrangements.

二、关于入股价格异常。本企业历次入股的背景和原因、入股形式、资金来源、支付方式、入股价格及定价依据详见本专项承诺函附件，不存在本企业入股价格明显异常的情形。

II. Abnormal share purchasing price. Please refer to the appendix of this special commitment letter for the details of the background and reasons, forms of shares, sources of funds, payment methods, share prices and pricing basis of the previous shares of the Company, and there is no obvious abnormality in the share purchasing price of the Company.

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Exhibit 10.22

三、关于股东适格性。本企业及向上追溯的各级股东、合伙人和出资人均具备法律、法规规定的股东资格，不存在法律、法规规定禁止持股的主体直接或间接持有北京通美股份的情形。本企业及向上追溯的各级股东、合伙人和出资人与本次发行中介机构（指海通证券股份有限公司、北京市金杜律师事务所、安永华明会计师事务所（特殊普通合伙））及其负责人、高级管理人员、经办人员不存在亲属关系、关联关系、委托持股、信托持股或其他利益输送安排。本企业不存在以北京通美股权进行不当利益输送的情形。

III. Eligibility of shareholders. The Company and its shareholders, partners and investors at all levels retrospectively have the shareholder qualifications stipulated by laws and regulations, and there is no situation that the subject prohibited by laws and regulations from holding shares directly or indirectly holds shares in Beijing Tongmei. The Company and its shareholders, partners and investors at all levels retrospectively have no kinship, association, entrusted shareholding, trust shareholding or other benefit transfer arrangements with the intermediary institutions (Haitong Securities Co., Ltd, King & Wood Mallesons, Ernst & Young Hua Ming LLP) and their responsible persons, senior managers and managers. There is no improper transfer of benefits by equity of Beijing Tongmei in the Company.

四、本企业向北京通美及其本次发行上市的中介机构所提供的所有资料及信息均真实、完整、准确、有效，不存在任何虚假陈述、重大遗漏或可能产生误导的信息。自本承诺函出具之日起，如本承诺函所述事项发生任何变更，本企业将立即书面告知北京通美及中介机构。

IV. All the materials and information provided by the Company to Beijing Tongmei and its intermediaries for this issuance and listing are true, complete, accurate and effective, and there are no false statements, major omissions or information that may lead to misleading. From the date of issuance of this commitment letter, if there is any change in the matters mentioned in this commitment letter, the Company will immediately inform Beijing Tongmei and intermediary agencies in writing.

特此声明承诺。

The Company hereby declares the above.

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Exhibit 10.22

（本页无正文，为《关于股东信息披露及证监会离职人员核查事项之专项承诺函》的签署页）
(The remainder of this page is intentionally left blank. It is the signature page of the Special Commitment Letter for Disclosure of Shareholders’ Information and Verification of Retired Personnel of CSRC)

AXT, Inc. （盖章） (Seal) 签署： Signature: 姓名：MORRIS SHEN-SHIH YOUNG Name: MORRIS SHEN-SHIH YOUNG 职务：授权代表 Title: Authorized Representative 日期： 年 月 日 Date:

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Exhibit 10.22

附件：

Appendix:

序号 S.N.	取得股份 时间 Time of Share acquisition	股权变动 Changes in equity	入股背景和原因 Background and reasons for shareholding	持股比例 Ownership ratio		每注册资本价格 Price per registered capital	定价依据 Pricing basis	资金来源 Sources of funds
				增资/转让后金额 Amount after capital increase/transfer	持股比例 Ownership ratio
1	1998年9月 September 1998	设立 Establishment	看好行业发展 Optimistic about the development of the industry	302.94万美元 $3,029,400	99.00%	1美元 One dollar	注册资本 Registered capital	自有资金 Own funds
2	2000年8月 August 2000	第一次股权转让 First equity transfer	北京通美经营发展需要资金投入 Beijing Tongmei’s business development needs capital investment	306万美元 $3.06 million	100.00%	1美元 One dollar	注册资本 Registered capital	自有资金 Own funds
		第一次增资 First capital increase		506万美元 $5.06 million	100.00%	1美元 One dollar
3	2001年5月 May 2001	第二次增资 Second capital increase	北京通美经营发展需要资金投入 Beijing Tongmei’s business development needs capital investment	1506万美元 $15.06 million	100.00%	1美元 One dollar	注册资本 Registered capital	自有资金 Own funds
4	2002年10月 October 2002	第三次增资 Third capital increase	北京通美经营发展需要资金投入 Beijing Tongmei’s business development needs capital investment	2306万美元 $23.06 million	100.00%	1美元 One dollar	注册资本 Registered capital	资本公积和未分配利润转增 Capital reserve and undistributed profit increase
5	2006年9月 September 2006	第四次增资 Fourth capital increase	北京通美经营发展需要资金投入 Beijing Tongmei’s business development needs capital investment	2534万美元 $25.34 million	100.00%	1美元 One dollar	注册资本 Registered capital	未分配利润转增 Increase in undistributed profits
6	2007年12月 December 2007	第五次增资 Fifth capital increase	北京通美经营发展需要资金投入 Beijing Tongmei’s business development	3013万美元 $30.13 million	100.00%	1美元 One dollar	注册资本 Registered capital	未分配利润转增 Increase in undistributed profits

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Exhibit 10.22

序号 S.N.	取得股份 时间 Time of Share acquisition	股权变动 Changes in equity	入股背景和原因 Background and reasons for shareholding	持股比例 Ownership ratio		每注册资本价格 Price per registered capital	定价依据 Pricing basis	资金来源 Sources of funds
				增资/转让后金额 Amount after capital increase/transfer	持股比例 Ownership ratio
			needs capital investment
7	2012年5月 May 2012	第六次增资 Sixth capital increase	北京通美经营发展需要资金投入 Beijing Tongmei’s business development needs capital investment	3913万美元 $39.13 million	100.00%	1美元 One dollar	注册资本 Registered capital	自有资金 Own funds
8	2020年12月 December 2020	第七次增资 Seventh capital increase	为解决同业竞争，整合境内业务资源，通美进行重组 In order to solve the competition among peers and integrate domestic business resources, Tongmei reorganized	75224.6378万元人民币 752,246,378 yuan	91.6300%	1.36元人民币 RMB 1.36	协商确定 Determined through negotiation	子公司股权 Subsidiary equity
9	2021年1月 January 2021	第二次股权转让 Second equity transfer	看好北京通美所处行业发展前景以及后续发展潜力 Optimistic about the development prospects and subsequent development potential of the industry where Beijing Tongmei is located	75715.3721万元人民币 757.153721 million yuan	85.5129%	5.03元人民币 RMB 5.03	协商确定 Determined through negotiation	自有资金 Own funds

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